UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2004

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by Arbitron Inc. ("Arbitron" or the "Company") on December 27, 2004 to correct computational errors that were made in the calculation of the annual payments expected to be made by Clear Channel Communications, Inc. ("Clear Channel") under new agreements for various Arbitron services in 2005 and for radio networks in 2006, and to clarify the aggregate amount of payments expected to be made by Clear Channel to Arbitron under all agreements (including existing contracts that remain in place) in 2005.

Clear Channel is the Company’s largest subscriber and represented approximately 21% of the Company’s revenue in 2003. Certain of Clear Channel’s existing licensing agreements with the Company were scheduled to expire on December 31, 2004. On December 27, 2004, the Company entered into new multi-year license agreements with Clear Channel to provide radio ratings and software services for Clear Channel’s radio stations and networks through the Company’s Fall 2008 survey.

Under the terms of the new agreements, the Company will provide its Radio Market Report Service, including the Company’s Radio Market Report, Maximi$er, Arbitrends, PD Advantage, National Regional Database, Sample Surcharge, Retail Direct and Tapscan Software services, to Clear Channel. These services, which include new services as well as renewals of existing services, will be provided under agreements that generally expire on December 31, 2008. The annual payment for these services under the new agreements is expected to be approximately $54.0 million in 2005, based on the radio stations currently owned by Clear Channel.

Clear Channel also renewed its existing contracts for the Scarborough services. These services, which include new services as well as renewals of existing services, will be provided under agreements that expire on December 31, 2008. The annual payment for these services under the new agreements is expected to be approximately $3.4 million in 2005, based on the radio stations and networks currently owned by Clear Channel.

In addition, Clear Channel has existing contracts for other services described in this Form 8-K/A that remain in place. The annual payment for these services under these existing contracts is expected to be approximately $4.5 million in 2005. As a result, the aggregate amount of all payments to be made by Clear Channel to Arbitron under all agreements is expected to be approximately $61.9 million in 2005, based on the radio stations, networks and national radio representative firm currently owned by Clear Channel.

In addition, Clear Channel also renewed its existing agreements with the Company for its radio networks and national radio representative firm, including Radar, Nationwide and Radio Market Report, Maximi$er, Arbitrends and PD Advantage services, which were generally scheduled to expire on December 31, 2005 (or December 31, 2006, in the case of Radar). These services will be provided under agreements that generally expire on December 31, 2008. The annual payment for these services is expected to be approximately $4.1 million in 2006, based on the radio networks and national radio representative firm currently owned by Clear Channel.

A copy of the press release announcing the contracts is filed herewith as Exhibit 99.1 and incorporated by reference herein. Copies of the contracts entered into between the Company and Clear Channel will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of Arbitron Inc. dated December 27, 2004 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on December 27, 2004).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

January 7, 2005	By:	Dolores L. Cody

Name: Dolores L. Cody
Title: Executive Vice President, Legal & Business Affairs, Chief Legal Officer & Secretary